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                                                                  EXHIBIT (j)(2)
                                                               POWER OF ATTORNEY
                                                            DATED MARCH 16, 2000

                             ORBITEX GROUP OF FUNDS

                                POWER OF ATTORNEY

         We, the undersigned Trustees, of Orbitex Group of Funds (the "Trust") hereby constitute and appoint Richard E. Stierwalt, Vali Nasr, M. Fyzul Khan, and Max Berueffy, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, with authority to execute in the name of such Trustee on behalf of the Trust and to file with the United States Securities & Exchange Commission, Commodity Futures Trading Commission or any other federal or state regulatory bodies ("Regulatory Agencies"), on behalf of the Trust any and all regulatory materials necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended, and any other rules, regulations and requirements of such Regulatory Agencies. The powers of the aforesaid attorneys-in-fact are hereby expressly limited to the execution and filing of such documents with the appropriate Regulatory Agencies.

WITNESS our hands on this 16th of March, 2000.


/s/ Richard E. Stierwalt
---------------------------
Richard E. Stierwalt


/s/ Ronald S. Altbach
---------------------------
Ronald S. Altbach


/s/ Stephen H. Hamrick
---------------------------
Stephen H. Hamrick


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